      As filed with the Securities and Exchange Commission on May 5, 1995
                                                Registration No. 33-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                           STUART ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       84-0402207
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                              3211 NEBRASKA AVENUE
                          COUNCIL BLUFFS, IOWA  51501
                                 (712) 323-1488
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               MICHAEL A. SCHALK
                              3211 NEBRASKA AVENUE
                          COUNCIL BLUFFS, IOWA  51501
                                 (712) 323-1488
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              With copies sent to:
                             Warren L. Troupe, Esq.
                             Deborah A. Hogan, Esq.
                                   Kutak Rock
                          717 17th Street, Suite 2900
                            Denver, Colorado  80202

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

                             --------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                                      Proposed               Proposed
                                                       maximum               maximum
  Title of each class            Amount               offering              aggregate             Amount of
   of securities to               to be                 price                offering           registration
     be registered             registered           per share(1)             price(1)                fee
- -------------------------------------------------------------------------------------------------------------
Common Stock,
    $.01 par value  . .       55,652 Shares             $4.25               $236,521               $100.00
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock on May 2, 1995.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                           STUART ENTERTAINMENT, INC.
                         55,652 SHARES OF COMMON STOCK
                                 $.01 PAR VALUE


         All of the 55,652 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of Stuart Entertainment, Inc., a Delaware corporation (the "Company"), offered hereby are being sold by The Reliable Corporation of America, Inc. (the "Selling Stockholder") from time to time pursuant to this Prospectus through any of several methods, including ordinary brokerage transactions in the over-the-counter market at market prices, or in privately negotiated transactions at prices agreed upon by the parties. Brokers or dealers acting as agents for the Selling Stockholder in connection with the sale of the Shares will receive the usual and customary brokerage commissions in connection with such sale. See "PLAN OF DISTRIBUTION." The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

         The Company's Common Stock trades on The NASDAQ Stock Market under the symbol "STUA."

                             --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                             --------------------

       THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH
                      DEGREE OF RISK.  SEE "RISK FACTORS."

                             --------------------

   NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY
      INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN
            THIS PROSPECTUS.  THIS PROSPECTUS DOES NOT CONSTITUTE AN
                OFFERING OR SOLICITATION IN ANY JURISDICTION IN
                    WHICH SUCH OFFERING OR SOLICITATION MAY
                             NOT LAWFULLY BE MADE.

                             --------------------

   NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL
     UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO
          CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             --------------------

               THE DATE OF THIS PROSPECTUS IS ________ __, 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 75 Park Place, New York, New York 10007. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company's Common Stock trades on The NASDAQ Stock Market under the symbol "STUA."

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus (not including exhibits to the documents that have been incorporated herein by reference unless the exhibits are themselves specifically incorporated by reference). Such written or oral request should be directed to the Corporate Secretary at 3211 Nebraska Avenue, Council Bluffs, Iowa 51501, telephone number
(712) 323-1488.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed on April 17, 1995;

         (ii)    the Company's Current Report on Form 8-K dated January 13,
                 1995;

         (iii) amendment to the Company's Current Report on Form 8-K dated December 15, 1995 on Form 8-K/A-1;

         (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed October 28, 1982;

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any document filed after the date of this Prospectus which is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

         Stuart Entertainment, Inc., (the "Company") manufactures and distributes a complete line of bingo supplies, equipment and accessories. The Company's products are sold primarily to distributors, who resell them to fraternal, charitable, religious and social organizations, lodges, hospitals, nursing homes, PTA groups, military clubs and other similar organizations, primarily non-profit, which use such products to raise money and provide entertainment. To a lesser extent the Company's products are also sold directly to user organizations not serviced by its distributors through mail order catalogs and retail branches.

         On December 13, 1994, the Company completed the acquisition (the "Acquisition") of Len Stuart & Associates Limited, an Ontario, Canada corporation, the parent of Bingo Press and Specialty Limited, an Ontario, Canada corporation doing business as Bazaar & Novelty ("Bazaar"). Bazaar is the largest manufacturer of bingo supplies and accessories in Canada.

         A wholly-owned subsidiary, Video King Gaming Systems, Inc. ("Video King"), has developed and is currently manufacturing a line of electronic gaming products, a comprehensive gaming management tracking system and video lottery terminals and slot machines. Video King markets its products within the bingo industry, as well as the domestic and international for-profit gaming market.

         The Company was reincorporated in Delaware in 1986, and is a successor, by merger effective as of January 21, 1987, to a business founded in 1948. The Company's principal executive officers are located at 3211 Nebraska Avenue, Council Bluffs, Iowa 51501 and its telephone number is (712) 323-1488.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors in evaluating the Company and its business prior to making an investment decision.

         LEVERAGE. The Company incurred substantial long-term debt in connection with the Acquisition. As a result, the Company's principal and interest payments are substantial. The degree to which the Company is leveraged could adversely affect the Company's ability to obtain additional financing for working capital, acquisitions or other purposes and could make it more vulnerable to economic downturns and competitive pressures. The Company's leverage could also affect its liquidity, as a substantial portion of available cash from operations may have to be applied to meet debt service requirements and, in the event of a cash shortfall, the Company could be forced to reduce other expenditures to meet such requirements. Any default in payment could result in the acceleration of the Company's long-term debt obligations and a substantial impairment of the Company's ability to continue to operate some or all of its business.

         COMPETITION. The bingo supply and equipment industry is competitive and the Company faces competition in all areas of its business. The Company believes it is currently the largest manufacturer of bingo supplies and accessories in North America. The principal competitive forces in the industry are service and price and the Company believes that it is competitive in both these areas. However, there can be no assurances that the Company will continue to remain competitive. In addition, the electronic gaming industry is highly competitive and the Company's subsidiary, Video King, competes with a number of manufacturers of electronic gaming equipment. There can be no assurances that competitors with greater financial resources and/or superior technology will not preclude the Company from penetrating the electronic gaming market.

         NO DIVIDENDS. The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future; further, the payment of cash dividends is restricted by the Company's credit agreements. Earnings, if any, will be retained to fund operations of the Company. There is no assurance that the Company will pay dividends at any time.

         AMORTIZATION OF GOODWILL.   On the date of the Acquisition, goodwill
was recorded on the books of the Company in the amount of $27,316,000. Although the amount of the goodwill is recorded as an asset of the Company, it is expected to be amortized over forty years and until fully amortized could result in a significant annual accounting charge against revenues of the Company.

         CONCENTRATION OF OWNERSHIP. The Acquisition resulted in a change in control of the Company. In connection with the Acquisition, MLGA Fund II, L.P. and its affiliates ("MLGA") acquired approximately 48% of the outstanding stock of the Company (and would own approximately 53% after giving effect to the exercise of warrants acquired by MLGA in the Acquisition). In addition, Leonard A. Stuart, Chairman of the Board of Directors of the Company, owns approximately 19% (and would own approximately 20% of the outstanding stock of the Company after giving effect to the exercise of the warrants acquired by him in the Acquisition). Therefore, MLGA and Mr. Stuart will continue to be in control of the Company's affairs, including without limitation the election of the entire Board of Directors. Moreover, such a high level of ownership by officers, directors and their affiliates may discourage takeovers and make removal of management difficult, even if such removal would be in the interest of non-affiliated shareholders.

         DILUTION. There are currently outstanding warrants to purchase 875,000 shares of Common Stock and options to purchase 1,520,000 shares of Common Stock. Upon the exercise of some or all of these warrants and/or options and the resulting issuance of additional shares, the earnings per share of the Company would be diluted. The effect of the dilution would be more significant to the extent that earnings of the Company are less than that anticipated by the Company.

         RISK OF OBSOLESCENCE. The market for the Company's products is characterized by changing technology, new legislation and evolving industry standards. The introduction of products embodying new technology, the adoption of new legislation, or the emergence of new industry standards could render existing products obsolete and unmarketable. The Company's ability to anticipate changes in technology, law and industry standards and to successfully develop and introduce new and enhanced products on a timely basis will be crucial in its ability to grow and remain competitive.

         GOVERNMENT REGULATION. The sale and use of many of the Company's bingo products are governed by federal, state and local gaming laws imposing various licensing, reporting and operating requirements which generally have been implemented by the Company, where appropriate, and which are being monitored on an ongoing basis in an effort to comply in all material respects with all applicable laws, regulations, directives and standards recommended by the National Association of Fundraising Ticket Manufacturers and the North American Gaming Regulators Association. In addition, the sale and use of many of Bazaar's bingo products are governed by federal, provincial and municipal laws in Canada.

         The manufacturing and distribution of electronic gaming equipment is also subject to extensive federal, state and local regulations which vary significantly by jurisdiction. Video King is currently licensed or has applied for a license in every jurisdiction required for its current marketing plans.

         The loss of a license in a particular jurisdiction may prohibit the Company and/or Bazaar from selling into that jurisdiction during the period that it does not have a license. Loss of one or more licenses for an extended period may have an adverse effect on the Company's business.

         Additionally, state and local laws in the United States, and provincial laws in Canada, which govern the sale and use of gaming products, are widely disparate and continually changing due to legislative and administrative actions and court interpretations. If any changes occur in gaming laws through statutory enactment or amendment, court interpretation or administrative action so as to restrict the manufacture, distribution or use of some or all of the Company's or Bazaar's products, the Company could experience a decline in sales and earnings.

                                USE OF PROCEEDS

         Proceeds from any sales of Common Stock by the Selling Stockholder will be for the account of the Selling Stockholder. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

                            THE SELLING STOCKHOLDER

         The Shares offered by this Prospectus have previously been issued to the Selling Stockholder by the Company. The Shares were issued by the Company to the Selling Stockholder as partial consideration for the purchase by the Company of substantially all of the net operating assets of the Selling Stockholder for a total purchase price of approximately $1.3 million (the "Transaction"). In connection with the Transaction, the Company entered into employment and non-competition agreements with two shareholders of the Selling Stockholder.

         The following table sets forth (i) the identity of the Selling Stockholder, (ii) the nature of any position or other material relationship, if any, that the Selling Stockholder has had with the Company, its predecessors or affiliates during the past three years (iii) the amount of Common Stock owned by the Selling Stockholder prior to the offering, (iv) the amount of Common Stock offered by the Selling Stockholder, and (v) the amount and (if one percent or more) the percentage of shares of the outstanding Common Stock that will be owned by the Selling Stockholder after the offering is complete:


                                                           AMOUNT OF                        SHARES TO BE OWNED AFTER
                                      POSITION OR         SHARES OWNED      AMOUNT OF             THE OFFERING
         NAME OF SELLING         RELATIONSHIPS WITH THE     PRIOR TO         SHARES               ------------
           SHAREHOLDER                  COMPANY             OFFERING         OFFERED         AMOUNT(1)   PERCENTAGE
         ---------------             -------------        ------------     ----------        ---------   ----------
 The Reliable Corporation of         None                   55,652           55,652               0           *
 America

_______________
(1) Assumes that all of the shares of Common Stock being offered hereby are sold by the Selling Stockholder.
*   Indicates less than 1%.

                              PLAN OF DISTRIBUTION

         The distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commission from the Selling Stockholder and/or the purchasers of the Shares for whom broker-dealers may act as agent or to whom they may sell as principal or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest in any of the securities that are the subject of the distribution.

         There is no assurance that the Selling Stockholder will sell any or all of the Shares offered pursuant to this Prospectus.

                             ADDITIONAL INFORMATION

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                                 LEGAL MATTERS

         Certain legal matters relating to the Common Stock to be offered hereby will be passed upon for the Company by Kutak Rock, 717 Seventeenth Street, Suite 2900, Denver, Colorado 80202.

                                    EXPERTS

         The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are the estimated expenses in connection with the registration and distribution of the Common Stock (other than underwriting discounts and commissions, if any):

         SEC Registration Fee . . . . . . . . . . . . . . . . .     $   100.00
         Fees of Transfer Agent . . . . . . . . . . . . . . . .         500.00*
         Accounting Fees and Expenses . . . . . . . . . . . . .       1,000.00*
         Legal Fees and Expenses  . . . . . . . . . . . . . . .      10,000.00*
         Miscellaneous  . . . . . . . . . . . . . . . . . . . .         250.00*

                                  Total . . . . . . . . . . . .     $11,850.00*
                                                                    ==========

         These expenses are borne by the Registrant.

         __________
         *Estimated.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgements, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation.
Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article Eight of the Certificate of Incorporation of the Registrant requires the Registrant to indemnify, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, all directors and officers of the Registrant, which it has the power to indemnify, from and against any and all expenses, liabilities or other matters referred to in Section 145.

         The Registrant's Certificate of Incorporation also provides in Article Seven that directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Article III, Section 16 of the Registrant's By-laws provides, in general, that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         The Registrant maintains liability insurance coverage for its directors and officers.

Item 16.  EXHIBITS.

         The following is a complete list of Exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

                 Exhibit No.           Description
                 -----------           -----------
                    4          Form of Common Stock Certificate

                    5          Opinion and Consent of Kutak Rock

                   23.1        Consent of Deloitte & Touche LLP

                   23.2        Consent of Counsel is contained in Opinion of Counsel
                               filed as Exhibit 5.

                   24 Powers of Attorney, included at Page II-5 of the Registration Statement, are incorporated herein by reference.

Item 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                 (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Council Bluffs, State of Iowa, on April 28, 1995.


                                   STUART ENTERTAINMENT, INC


                                   By:  /s/ Timothy R. Stuart
                                        ----------------------------
                                        Timothy R. Stuart, President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy R. Stuart, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-3 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




              Signature                               Title                           Date
              ---------                               -----                           ----
 /s/ Leonard A. Stuart                Chairman of the Board                      April 28, 1995
 ----------------------------------
 Leonard A. Stuart



 /s/ Albert F. Barber                 Vice Chairman of the Board and             April 28, 1995
 ----------------------------------   Chief Executive Officer
 Albert F. Barber




 /s/ Timothy R. Stuart                President, Chief Operating Officer         April 28, 1995
 ----------------------------------   and Director
 Timothy R. Stuart




 /s/ Frank Fish                       Acting Chief Financial Officer             April 28, 1995
 ----------------------------------
 Frank Fish



 /s/ John A. McCray                   Director of Finance and Assistant          April 28, 1995
 ----------------------------------   Secretary
 John A. McCray

 /s/ Perry J. Lewis                   Director                                   April 28, 1995
 ----------------------------------
 Perry J. Lewis



 /s/ Ira Starr                        Director                                   April 28, 1995
 ----------------------------------
 Ira Starr



 /s/ Sangwoo Ahn                      Director                                   April 28, 1995
 ----------------------------------
 Sangwoo Ahn

                                 EXHIBIT INDEX


 Exhibit No.                   Description
 -----------                   -----------
         4           Form of Common Stock Certificate(1)
         5           Opinion and Consent of Kutak Rock*

        23.1         Consent of Deloitte & Touche LLP*

        23.2 Consent of Counsel is contained in Opinion of Counsel filed as Exhibit 5.
        24 Powers of Attorney, included at Page II-5 of the Registration Statement, are incorporated herein by reference.



__________________
* Filed herewith.
(1) Filed with the Company's Registration Statement on Form S-8, File No. 33-89962 and incorporated herein by reference.